Anonymous Data Corporation
                        PRE INCORPORATION AGREEMENT

This PRE INCORPORATION AGREEMENT ("Agreement") is made by and between;

                    Anonymous Data Inc. (In Formation)
                     4340 South Valley View, Suite 210
                          Las Vegas, Nevada 89103
                              (702) 221-0756

a Nevada Corporation (hereinafter referred to as "Anonymous"), and;

                               James Beecham
                            8820 Cortile Drive
                          Las Vegas, Nevada 89134

an   individual  (hereinafter  referred  to  as  "Beecham").  Collectively,
Anonymous and Beecham are hereinafter referred to as "THE PARTIES".

                                WITNESSETH

WHEREAS, Beecham is the owner of patent rights pending, relating to a medical biometric identification system ("Product"), and

WHEREAS, Anonymous is in its pre incorporation status, with a Nevada corporation prepared and being filed within ten days following this Agreement, and

WHEREAS,  Anonymous  desires  to  obtain  an  agreement  for  purposes   of
distributing, reselling, marketing, and using the Product, on an exclusive basis.


THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, it is agreed as follows.



                      DEFINITIONS AND INTERPRETATIONS

1. Captions and Section Numbers.
The headings and section references in this Pre Incorporation Agreement are for convenience of reference only and do not form a part of this Pre Incorporation Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Pre Incorporation Agreement or any provisions thereof.

2. Extended Meanings.
The words "hereof", "herein", "hereunder", "hereto" and similar expressions used in any clause. Paragraph or section of this Pre Incorporation Agreement and any Addendum and/or Exhibit attached to this Pre Incorporation Agreement shall relate to the whole of this Pre Incorporation Agreement including any attached Addendum and/or Exhibit and not to that clause, paragraph or section only, unless otherwise expressly provided.

3. Number and Gender.
In this Pre Incorporation Agreement words importing the masculine gender include the feminine or neuter gender and words in the singular include the plural, and vice versa.

4. Section References and Schedules.
Any reference to a particular "article", "section", "paragraph" or other subdivision of this Pre Incorporation Agreement and any reference to a schedule, addendum or exhibit by name, number and/or letter shall mean the appropriate schedule, addendum or exhibit attached to this Pre Incorporation Agreement and by such reference is incorporated into and made part of this Pre Incorporation Agreement.

                                 AGREEMENT

5. Agreement to License. Beecham agrees to provide exclusively to Anonymous, on an option basis, the Product, upon terms and conditions to be established by the Parties in a formal License Agreement to be executed at a later date. The Parties acknowledge that upon completion of a formal agreement, then this Agreement shall be superceded by such Agreement.

6. Agreement to Transfer Shares. Anonymous is currently in formation by Beecham, and agrees, based upon Beecham providing the option to Anonymous to acquire rights from Beecham in the future, that Beecham will receive six million (6,000,000) shares of Anonymous stock at a price of $0.02 per share, to be paid for over the next two years. The Parties acknowledge that Anonymous has no other assets other than this option, and that the value of the shares is extremely difficult to establish. There is no representation whether implied or otherwise as to the value of the shares being issued. The shares shall be restricted pusuant to Rule 144 as amended by the Securities Exchange Commission.


7. Trade Secrets and Inventions.
Anonymous shall treat as proprietary any and all information belonging to Beecham, it's affiliates or any third parties disclosed to Anonymous in the course of the relationship between Beecham and Anonymous.

8. Notices.
All notices hereunder shall be in writing and addressed to the party at the address herein set forth, or at such other address which notice pursuant to this section may be given, and shall be given by either certified mail, express mail or other overnight courier service. Notices shall be deemed given upon the earlier of actual receipt or three (3) business days after being mailed or delivered to such courier service. Any notices to be given hereunder shall be effective if executed by and/or sent by the attorneys for THE PARTIES giving such notice and, in connection therewith, THE PARTIES and their respective counsel agree that in giving such notice such counsel may communicate directly in writing with such party to the extent necessary to give such notice.

9. Exclusion With Respect To Partnership.
THE PARTIES agree that in no way shall this Pre Incorporation Agreement be construed as being an act of partnership between THE PARTIES hereto and that no party hereto shall have, as a result of the execution of this Pre Incorporation Agreement, any liability for the commitments of any other party of any type, kind, son or variety.

10. Time Is Of The Essence.
Time is hereby expressly made of the essence of this Pre Incorporation Agreement with respect to the performance by THE PARTIES of their respective obligations hereunder.

11. Inurement.
This Pre Inorporation Agreement shall inure to the benefit of and be binding upon THE PARTIES hereto and their respective heirs, executors, administrators, personal representatives, successors, assigns and any addendum attached hereto.

12. Entire Agreement.
This Pre Incorportion Agreement contains the entire agreement of THE PARTIES. It is declared by THE PARTIES that there are no other oral or written agreements or understanding between them affecting this Agreement or relating to the business of Anonymous. The Parties intent to immediately complete the formation of a Nevada corporation, at which time this agreement shall be ratified by the authorized Board of Directors.

13. Amendments
     This Agreement may be modified or amended provided such modifications or amendments are mutually agreed upon by and between THE PARTIES hereto and that said modifications or amendments are made only by an instrument in writing signed by THE PARTIES or an oral agreement to the extent that THE PARTIES carry it out.

14. Waivers.
No waiver of any provision or condition of this Agreement shall be valid unless executed in writing and signed by the party to be bound thereby, and then only to the extent specified in such waiver. No waiver of any provision or condition of this Agreement shall be construed as a waiver of any other provision or condition of this Agreement, and no present waiver of any provision or condition of this Agreement shall be construed as a future waiver of such provision or condition.

15. Non-waiver.
The failure of either party, at any time, to require any such performance by any other party shall not be constructed as a waiver of such right to require such performance, and shall in no way affect such party's right to require such performance and shall in no way affect such party's right subsequently to require a full performance hereunder.

16. Construction of Agreement.
Each party and its counsel have participated fully in the review and revision of this Agreement. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in the interpretation of this Agreement.

17. Applicable Law.
THIS AGREEMENT IS EXECUTED PURSUANT TO AND SHALL BE INTERPRETED AND GOVERNED FOR ALL PURPOSES BY THE LAWS OF THE STATE OF NEVADA FOR WHICH THE COURTS IN CLARK COUNTY, NEVADA SHALL HAVE JURISDICTION WITHOUT GIVING EFFECT TO THE CHOICE OR LAWS OR CONFLICT OF LAWS RULES THEREOF OR OF ANY STATE.

19. Severability.
If any provision of this Agreement shall be held to be contrary to law, void, invalid or unenforceable for any reason, such provision shall be deemed severed from this Pre Incorporation Agreement and the remaining provisions of this Agreement shall continue to be valid and enforceable. If a Court finds that any provision of this Agreement is contrary to law, void, invalid or unenforceable and that by limiting such provision it would become valid and enforceable, then such provision shall be deemed to be written, construed and enforced as so limited.

20. Execution In Counterpart: Telecopy-Fax.
This Pre Incorporation Agreement may be executed in counterparts, not withstanding the date or dates upon which this Pre Incorporation Agreement is executed and delivered by any of THE PARTIES, and shall be deemed to be an original and all of which shall constitute one and the Pre Incorporation Agreement effective as of the reference date first written below. The fully executed telecopy (fax) version of this Pre Incorporation Agreement shall be construed by all parties hereto as an original version of said Pre Incorporation Agreement.

     IN WITNESS WHEREOF, THE PARTIES hereto have set forth their hands and seal in execution of this Pre Incorporation Agreement made this 1st day of November 1996, by and between;

     For and in behalf of Anonymous:              James Beecham

     By:/s/ James E. Beecham                      /s/James E. Beecham
        -----------------------------             ---------------------